                                  EXHIBIT 10.12


                            RETENTION BONUS AGREEMENT


         This Retention Bonus Agreement (the "Agreement") is made and entered into effective as of October 1, 1996 (the 'Effective Date"), by and between Steve Ford (the "Employee") and Cyberonics, Inc. (the "Company").

                                    RECITALS

         A. The Company has announced the execution of an Agreement and Plan of Merger pursuant to which the Company may be acquired by another company. The Board of Directors of the Company (the "Board") recognizes that such announcement can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change of Control (as defined below) of the Company.

         B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

         1. Definitions. For purposes of this Agreement, the following definitions shall apply:

                  (a) "Bonus" shall mean the applicable of the follow: (i) a lump sum payment equal to nine (9) months of the Employee's annual base salary as in effect on the Effective Date, if prior to the Payment Date, the Company or successor corporation has not offered the Employee Continued Employment with the Company or successor corporation, or (ii) a lump sum payment equal to seven (7) months of the Employee's annual base salary as in effect on the Effective Date, if prior to the Payment Date, the Company or successor corporation has offered the Employee Continued Employment with the Company or successor corporation;

                  (b) "Cause" shall mean:

                           (i) Conviction of a crime involving moral turpitude;

                           (ii) Employee's malfeasance in connection with his
employment or neglect of his duties after written notification thereof by the Company or its successor, which notice shall specify the alleged instances of neglect of his duty, and shall provide Employee with 30 days in which to remedy such neglect, if it is subject to being remedied;

                           (iii) Employee's material breach of this Agreement or
the confidential information agreement entered into with the Company; or

                           (iv) Employee's personally engaging in knowing and
intentional illegal conduct which is seriously injurious to the Company or its affiliates.

                  (c) "Change of Control" shall mean (i) a corporate reorganization of the Company which results in the stockholders of the Company immediately prior to such reorganization owning less than 50% of the combined voting power of the capital stock of the surviving company immediately following such reorganization, or (ii) the sale of all or substantially all of the assets of the Company.

                  (d) "Closing Date" means that date upon which a Change of Control is consummated.

                  (e) An offer of "Continued Employment' shall mean an offer extended by Company or its successor to Employee of employment with the Company or its successor beyond the Payment Date which (X) the Employee accepts or (Y) which meets each of the following conditions:

                           (i) the assignment to Employee of duties which are
substantially equivalent to the Employee's duties with the Company as of the Effective Date;

                           (ii) a salary which is equal to or greater than the
Employee's salary with the Company as of the Effective Date; and

                           (iii) receipt of employee benefits which are
comparable to employee benefits received by other employees of the Company or successor corporation who have comparable salaries and duties to the Employee.

It is understood and agreed that an offer of employment which meets the requirements of the term "Continued Employment" may require the Employee to relocate, may involve a different job grade level and may carry a different title.

                  (f) "Involuntary Termination" means:

                           (i) the continued assignment to Employee of any
duties or the continued significant reduction of Employee's duties, either of which is not substantially equivalent to the Employee's duties with the Company as of the Effective Date, provided that a change in job title shall not constitute a significant reduction in Employee's duties;

                           (ii) a reduction in Employee's salary;

                           (iii) receipt of employee benefits which are not
comparable to employee benefits received by other employees of the Company or successor corporation who have comparable salaries and duties to the Employee;

                           (iv) the relocation of Employee's principal place for
rendering the Employee's services to the Company to a location more than fifty
(50) miles from the present location of the principal executive office of the Company prior to the Payment Date;

                           (v) any material breach by the Company of any
material provision of this Agreement which continues uncured for 30 days following notice thereof, provided, however, that none of the foregoing shall constitute "involuntarily terminated" to the extent Employee has agreed thereto in writing; or

                           (vi) termination of the Employee's employment with
the Company or the successor corporation by the Company or the successor corporation other than for Cause.

                  (g) "Payment Date" means that date which is six (6) months after the Closing Date.

         2. Payment of Bonus; Effect of Termination of Employment.

                  (a) Triggering Event. In the event of a Change of Control occurring on or before December 31, 1996, as long as the Employee has maintained continuous employment with the Company or its successor from the Effective Date hereof through the Payment Date, Employee shall be entitled to receive the Bonus. The Company or its successor shall pay such Bonus to the Employee not later than five (5) business days after the Payment Date.

                  (b) Accrual of Right; Effect of Termination. No right shall accrue hereunder in the event that Employee's employment with the Company is terminated for any reason, with, or without Cause and whether initiated by Employee or by Company, at any time prior to the Closing Date. In the event that Employee has maintained continuous employment with the Company from the Effective Date through the Closing Date but Employee's employment with the Company or its successor is terminated as a result of an Involuntarily Termination at any time between the Closing Date and the Payment Date, then the Bonus shall become payable within five (5) business days after the termination date.

                  (c) No Bonus. No Bonus shall be payable hereunder to Employee if Employee's employment is terminated for Cause prior to the Payment Date.

         3. At-Will Employment. This Agreement does not guarantee or imply any right to continued employment for any period whatsoever. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, all payments of compensation and benefits shall cease and thereafter the Employee shall not be entitled to any payments, benefits, damages, awards or compensation except for the Bonus (subject to Section 2(c)), and except as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination.

         4. Duration. The terms of this Agreement shall terminate upon the date that all obligations of the parties hereunder have been satisfied; provided, however, that this Agreement may be extended for an additional period or periods by resolution adopted by the Board at any time during the period that the Agreement is in effect.

         5. Miscellaneous Provisions.

                  (a) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

                  (b) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

                  (c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                                CYBERONICS, INC.


                                        By:   /s/ Robert P. Cummins
                                           -------------------------------------

                                        Title:  President & CEO
                                              ----------------------------------




EMPLOYEE:                               /s/  Steve Ford
                                        ----------------------------------------
                                        Steve  Ford